Exhibit 10.4

INDEMNIFICATION AND STOCK OPTION AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of March 1, 2009 by and among Lumea, Inc., a Nevada corporation ("Lumea"), EMTA Holdings, Inc., a Nevada corporation ("EMTA") and Cliff Blake ("Indemnitee").

RECITALS

Lumea and EMTA are parties to an Asset Purchase Agreement dated as of the date of this Agreement (the "Asset Purchase Agreement") by and among Lumea, EMTA, Easy Staffing Services, Inc., a Delaware corporation ("Easy"), and Easy's subsidiaries ESSI, Inc., a Delaware corporation ("ESSI"), and Easy Staffing Solutions, Inc., an Illinois corporation f/k/a Burton Placement Services, Inc. ("Burton").

Indemnitee is a personal guarantor on various obligations of each of Easy, ESSI and Burton. Pursuant to the Asset Purchase Agreement, Lumea assumed some, but not all, of the liabilities of Easy, ESSI and Burton as part of its acquisition of the assets of each company. Under the Asset Purchase Agreement, Lumea will issue to Easy a Promissory Note in an amount substantially equal to the non-assumed liabilities (the "Promissory Note").

Lumea and EMTA agreed to indemnify Indemnitee from and against certain liabilities arising out of the transactions contemplated by the Asset Purchase Agreement, as well as continuation of various personal guarantees provided by Indemnitee, and to grant to Indemnitee an option to purchase shares of common stock of EMTA while the Promissory Note remains unpaid and the personal guarantees exist.

AGREEMENT

1.            Indemnification.

1.1.          Lumea and EMTA, jointly and severally (referred to as the "Indemnitor") shall defend, indemnify and hold Indemnitee harmless from and against all claims, liabilities, costs and expenses (including, but not limited to, those related to death or personal injury) arising from or connected with Lumea's failure to timely pay when due, or perform, any of the debts or obligations arising out of the Assumed Liabilities or the Contracts assigned to Lumea under the Asset Purchase Agreement.

1.2.          Indemnifiable Loss. An Indemnifiable Loss means the aggregate of Losses and Litigation Expenses where:

(i)          "Losses" means any liability, loss, claim, settlement payment, cost and expense, interest, award, judgment, damages (including punitive damages to the extent permitted by applicable law), diminution in value, fines, fees and penalties or other charge, other than a Litigation Expense; and

(ii)          "Litigation Expense" means any court filing fee, court cost, arbitration fee or cost, witness fee, and each other fee and cost of investigating and defending or asserting any claim for indemnification under this Agreement, including, without limitation, in each case, attorney's fees, and other professional's fees, and disbursements.

1.3.          Claims Procedure. All claims for indemnification of Indemnitee to Indemnitor to provide shall be asserted and resolved as follows:

(i)           In the event that any claim or demand for which Indemnitor would be liable to Indemnitee hereunder is asserted against or sought to be collected from Indemnitee by a third party, Indemnitee shall promptly notify Indemnitor in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (collectively the "Claim Notice"). Indemnitor shall notify Indemnitee promptly (A) whether or not Indemnitor disputes the liability of Indemnitor to Indemnitee hereunder with respect to such claim or demand and (B) whether or not Indemnitor desires, at the sole cost and expense of Indemnitor, to defend Indemnitee against such claim or demand. Subject to Section 1.3(ii) below, in the event that Indemnitor notifies Indemnitee that Indemnitor will defend Indemnitee against such claim or demand, Indemnitor shall have the right to defend by appropriate proceedings, provided that Indemnitor and its counsel (which counsel must be approved by Indemnitee, such approval not to be unreasonably withheld) shall proceed with diligence and good faith with respect thereto. If Indemnitee desires to participate in, but not control, any such defense or settlement, Indemnitee may do so at its sole cost and expense. Indemnitor shall not settle such claim or demand without prior reasonable consultation with Indemnitee and without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld).

(ii)          If, in the reasonable opinion of Indemnitee, notice of which shall be given in writing to Indemnitor, (A) any such claim or demand described in Section 1.3(i) above seeks material prospective relief which could have a material adverse effect on the assets, liabilities, financial condition, results of operations, public image, business or business prospects of Indemnitee, or (B) Indemnitee reasonably determines in good faith that its interests with respect to such claim or demand cannot appropriately be represented by Indemnitor, then Indemnitee shall have the right to assume control of the defense of such claim or demand and the amount of any judgment or settlement together with the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of Indemnitor hereunder; provided, however, that no settlement of such claim or demand may be made without prior reasonable consultation with Indemnitor and without the prior written consent of Indemnitor (which consent shall not be unreasonably withheld). If Indemnitee should elect to exercise the right under this Section, Indemnitor shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of Indemnitor.

(iii)         Regardless of which party is controlling the defense of any claim, (A) both Indemnitor and Indemnitee shall act in good faith, (B) the controlling party shall deliver, or cause to be delivered, to the other party, copies of all correspondence, studies, reports, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the third-party claim or demand and with the defense of any such claim or demand, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to such claim or demand, and (C) the other party shall cooperate fully with the controlling party with respect to access to individuals, books, records, or other documentation within such other party's direct or indirect control, if deemed necessary or appropriate by the controlling party in the defense of any claim or demand.

(iv)         If Indemnitor does not elect under Section 1.3(i) above to defend Indemnitee, or if Indemnitor elects to defend Indemnitee but does not proceed with diligence and in good faith, then Indemnitee shall have the right to take over control of any defense and settlement of such claim or demand (and shall, so long as any legal rights are not jeopardized, notify Indemnitor not less than ten (10) days in advance of the reasons for the defense being taken over), and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of Indemnitor hereunder.

2.             Option to Purchase EMTA Shares for Continuing Personal Guarantees and Promissory Note.

2.1.          Option. Subject to the terms and conditions hereinafter set forth, EMTA grants to the Indemnitee the right and option (the "Option") to purchase from EMTA all or any part of an aggregate number of 2,500,000 shares of common stock, authorized but unissued or, at the option of EMTA, treasury stock if available (the "Optioned Shares").

2.2.          Vesting. Subject to the last sentence of this Section, the Option will vest in equal amounts of 150,000 on the last day of each calendar quarter over the five year period commencing on the date of this Agreement. For clarification, the Option may be exercised to purchase the first 150,000 Optioned Shares on or after June 30, 2009. Notwithstanding the foregoing, on and after the date on which (i) all Obligations under the Promissory Note have been fully and finally paid, and (ii) all of the Personal Guarantees of Indemnitee have been released, where "Personal Guarantees" means Cliff Blake's personal guarantee of any of the debts or obligations arising out of the Assumed Liabilities or the contracts assigned to Lumea under the Asset Purchase Agreement, all vesting will cease.

2.3.          Exercise Of Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by completing and signing a written notice in substantially the following form: "I hereby exercise the Option granted to me by __________________________, and elect to purchase ________ shares of common stock of by _____________________, for the purchase price to be determined under Paragraph 2.4 of the Stock Option Agreement dated the ________ day of _______________________." (each an "Option Notice").

2.4.          Purchase Price. The price to be paid for the Optioned Shares (the "Purchase Price") shall be equal to Eighty Percent (80%) of the average closing price of shares of common stock of EMTA over the twenty (20) trading days prior to the date of this Agreement.

2.5.          Payment Of Purchase Price. Payment of the Purchase Price may be made as follows:

(i)            In United States dollars in cash or by check, bank draft or money order payable to EMTA; or

(ii)           At the discretion of the Board of Directors (the "Board"), through the delivery of shares of common stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price; or

(iii)         By a combination of both (a) and (b) above; or

(iv)         In the manner provided in paragraph 2.6 below.

The Board shall determine acceptable methods for tendering common stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of common stock to exercise an Option as it deems appropriate.

2.6.          Loans or Guarantees. The Board may, in its absolute discretion and without any obligation to do so, assist Indemnitee in the exercise of this Option by:

(i)            authorizing the extension of a loan of Indemnitee from EMTA; or

(ii)           authorizing a guaranty by EMTA of a third-party loan to Indemnitee.

The terms of any loan, installment, method of payment or guaranty (including the interest rate and terms of repayment) shall be established by the Board, in its sole discretion.

2.7.          Termination Of Option. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate on the eighth (e) anniversary date of this Agreement.

2.8.          Adjustments. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of common stock or any other increase or decrease in the number of issued shares of common stock, the number and kind of Optioned Shares and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option.

3.            Miscellaneous Provisions.

3.1.          Assignment; Delegation. No party may assign any of its rights under this Agreement, or delegate any performance under this Agreement, in whole or in part, whether they are voluntary, involuntary, by merger, consolidation, dissolution, operation of law, or any other manner, except with the prior written consent of the other party, which consent may be withheld for any reason or no reason. For purpose of this Section: (i) a change of control or a change of ownership is deemed an assignment of rights; and (ii) "merger" refers to any merger in which a party participates, regardless of whether it is the surviving or disappearing corporation. Any purported assignment of rights or delegation of performance in violation of this Section is null and void.

3.2.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; provided, however, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. This Agreement shall not confer upon any person not a party to this Agreement, or the legal representative of such person any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

3.3.          Expenses. Except as otherwise expressly provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

3.4.          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made, if delivered personally or transmitted by telex, telecopy or telegram, on the date so delivered or transmitted, if sent by Federal Express or other reputable national overnight carrier, on the next business day after the date so sent, or if mailed by registered or certified mail (postage prepaid, return receipt requested), on the fifth business day after the date so mailed, to the parties at the following addresses.

         if to Sellers, to:                Cliff Blake
________________________
________________________

         if to Lumea or ETMA:    ETMA Holdings, Inc.
Lumea, Inc
7430 E. Butherus Dr., Suite C
Scottsdale, Arizona 85260
Attention: Mr. Edmond L. Lonergan

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or transmitted, on the next business day after the date so sent by overnight courier or on the fifth business day after the date so mailed.

3.5.          Entire Agreement. This Agreement, together with the Annexes and Exhibits attached hereto, represents the entire agreement and understanding of the parties hereto with reference to the transactions set forth herein, and no representations, warranties or covenants have been made in connection with this Agreement, either express or implied, other than those expressly set forth herein, in the Annexes or in the certificates, agreements and other documents delivered in connection with the transactions contemplated hereby. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

3.6.          Third Parties. No term or provision of this Agreement is for the benefit of any person who is not a party hereto, and no such party will have any right or cause of action hereunder.

3.7.          Waivers, Amendments and Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Sellers and Lumea or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the. part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

3.8.          Section Headings. The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

3.9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

3.10.        Facsimile and Electronic Signatures. Signatures received via facsimile or other electronic means, including in a digitally produced format (.tif, .pdf, .doc, .gif., etc.), will be deemed originals, unless otherwise expressly set forth in a clear and conspicuous manner elsewhere on the page or file that contains the facsimile or electronic signature.

3.11.        Enforcement Costs. If either party institutes an action or proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or proceeding will be paid all reasonable attorneys' fees and costs to enforce such rights by the other party, such fees and costs to be set by the court, not by a jury, and to be included in the judgment entered in such proceeding.

3.12.        Governing Law. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof.

3.13.        Annexes, Exhibits and Schedules. The Annexes, Exhibits and Schedules attached hereto are a part of this Agreement as if fully set forth herein. All references herein to Sections, Clauses, Annexes, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any description or disclosure set forth in any attachment hereto shall be deemed incorporated in all other attachments hereto to the extent applicable.

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IN WITNESS WHEREOF, Lumea, EMTA and Indemnitee have caused this Agreement to be duly executed as of the 10th day of March, 2009.

LUMEA, INC., a Nevada corporation		INDEMNITEE

By:	/s/ Edmond L. Lonergan	By:	/s/ Cliff Blake
	Edmond L. Lonergan, President		Cliff Blake

EMTA HOLDINGS, INC., a Nevada corporation

By:	/s/ Edmond L. Lonergan
Edmond L. Lonergan, President